SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 1, 2004

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

0-20288	91-1422237
(Commission File Number)	IRS Employer Identification No.

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 1, 2004, Columbia Banking System, Inc. (“Columbia”) completed its pending acquisition of Bank of Astoria, an Oregon commercial bank in Astoria, Oregon. Bank of Astoria will operate as a separate subsidiary of Columbia. The acquisition was accomplished pursuant to a Plan and Agreement of Merger dated as of June 7, 2004 (the “Agreement”). Pursuant to the terms of the Agreement, shareholders of Astoria elected to receive shares of Columbia common stock, cash, or a combination of stock and cash. Columbia will issue an aggregate of 1,277,750 shares of its common stock and pay a total of $18,180,586 to Astoria shareholders.

The Agreement was included as Appendix A to the Proxy Statement/Prospectus dated August 4, 2004, previously filed by Columbia as part of its Registration Statement on Form S-4 with the Securities and Exchange Commission. A copy of the press release dated October 1, 2004, which is attached as Exhibit 99.1 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements. – not applicable

(b)	Pro forma financial information. – not applicable

(c)	Exhibits.

99.1	Press Release dated October 1, 2004 announcing the closing of the transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2004	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Melanie J. Dressel
Melanie J. Dressel President and Chief Executive Officer

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